UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 31, 2019

Cross Country Healthcare, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-33169	13-4066229
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
5201 Congress Avenue, Suite 100B, Boca Raton, FL 33487
(Address of Principal Executive Office) (Zip Code)

(561) 998-2232
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 1, 2019, Cross Country Healthcare, Inc. (the “Company”) appointed William J. Burns as its Executive Vice President and Chief Financial Officer.  Mr. Burns, age 49, had served as the Company’s Chief Financial Officer from April 1, 2014 to January 25, 2018 when he was appointed to Chief Operating Officer.  Mr. Burns will no longer serve as the Company’s Chief Operating Officer, effective February 1, 2019.  Prior to joining the Company, Mr. Burns served as Group Vice President and Corporate Controller for Gartner, Inc., a technology research and advisory firm. As Chief Financial Officer, Mr. Burns’ base salary will be $525,000 per year, and on an annual basis he will be eligible to receive a target bonus of 70% of his base salary as a short term incentive and 125% of his base salary as a long-term incentive pursuant to plans approved by the Company.

On February 1, 2019, Mr. Christopher R. Pizzi, age 48, was appointed Chief Accounting Officer of the Company.   Mr. Pizzi had previously served as the Company’s Senior Vice President and Chief Financial Officer since January 25, 2018.  Prior to that, Mr. Pizzi served as the Company’s Corporate Controller since December 1, 2014. From September 2013 to April 2014, Mr. Pizzi served as Assistant Vice President, Corporate Finance and Accounting at Health Management Associates, Inc. (“HMA”), Director of Corporate Accounting at HMA from January 2011 to September 2013, and Assistant Corporate Controller at HMA from April 2006 to January 2011. He is a certified public accountant. In his capacity as Chief Accounting Officer, Mr. Pizzi’s base salary will be $350,000 per year, and on an annual basis he is eligible to receive a target bonus of 50% of his base salary as a short term incentive and 50% of his base salary as a long-term incentive pursuant to plans approved by the Company.

Mr. Burns’ existing employment agreement, which has been amended to reflect his new title and compensation, will remain in effect. Mr. Pizzi is an at-will employee who participates in certain benefit programs and plans of the Company.

Messrs. Burns and Pizzi are subject to confidentiality, non-solicit and non-compete agreements. There are no arrangements or understandings between Messrs. Burns and Pizzi, and any other persons pursuant to which they were selected as officers and they have no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 9.01     Financial Statements and Exhibits

(d) Exhibits

Exhibit	Description

10.1	Amended and Restated Employment Agreement, dated February 1, 2019, between William J. Burns and Cross Country Healthcare, Inc.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.
CROSS COUNTRY HEALTHCARE, INC.

		By:	/s/ Kevin C. Clark
Kevin C. Clark
Dated:	January 31, 2019		President and Chief Executive Officer